UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2013
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(Address of principal executive offices and zip code)

(405) 600-0711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 13e-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
On April 1, 2013, the Company received a letter from The New York Stock Exchange (the “NYSE”) notifying the Company that in accordance with Listed Company Manual Section 802.01D, the staff of the NYSE has determined that the Company’s common stock, par value $0.001 per share (the “common stock”) and the Company’s 9.25% Series B Cumulative Preferred Stock, par value $0.001 per share (the “preferred stock”) will be delisted from NYSE.

The NYSE staff reached its decision based upon the Company’s voluntary bankruptcy filing and the uncertainty as to the timing and outcome of the bankruptcy process, as well as the ultimate effect of this process on the Company’s common stockholders.

Given the continued listing requirements, the early status of the bankruptcy case and the demands the bankruptcy case has posed on the Company’s resources, the Company does not plan to appeal the NYSE’s determination to delist the Company’s common stock and preferred stock. Accordingly, trading of the Company’s common stock and preferred stock was suspended on April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: April 5, 2013	By: Name: Title:	/s/ James A. Merrill James A. Merrill Chief Financial Officer

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